Exhibit 99.3

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Common stock, par value $0.001 per share, of HC2 Holdings, Inc. dated as of the date hereof is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: July 2, 2021

Percy Rockdale LLC

By:	/s/ Michael Gorzynski
	Name:	Michael Gorzynski
	Title:	Sole Manager

Rio Royal LLC

By:	/s/ Michael Gorzynski
	Name:	Michael Gorzynski
	Title:	Sole Manager

MG Capital Management Ltd.

By:	/s/ Michael Gorzynski
	Name:	Michael Gorzynski
	Title:	Sole Director

/s/ Michael Gorzynski
Michael Gorzynski

Continental General Insurance Company

By:	/s/ Michael Gorzynski
	Name:	Michael Gorzynski
	Title:	Executive Chair

Continental LTC, Inc.

By:	/s/ Michael Gorzynski
	Name:	Michael Gorzynski
	Title:	President

Continental Insurance Group, Ltd.

By:	/s/ Michael Gorzynski
	Name:	Michael Gorzynski
	Title:	President

Continental General Holdings LLC

By:	/s/ Michael Gorzynski
	Name:	Michael Gorzynski
	Title:	Executive Chair